UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CENTRA SOFTWARE, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CENTRA SOFTWARE, INC.

Dear Shareholder:

Please take note of the important information enclosed with this proxy ballot. The proposals that are discussed in detail in the enclosed proxy materials require your immediate attention and approval.

Your vote counts and you are strongly encouraged to exercise your right to vote your shares.

Please mark the box on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on July 14, 2005.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Centra Software, Inc.

CENTRA SOFTWARE, INC.

430 Bedford Street

Lexington, Massachusetts 02420

(781) 861-7000

Notice of Annual Meeting of Stockholders

July 14, 2005

Centra Software, Inc. hereby gives notice that its annual meeting of stockholders will be held at the offices of the Company, 430 Bedford Street, Lexington, Massachusetts 02420, on Thursday, July 14, 2005, beginning at 10:00 a.m. local time, for the following purposes:

1. To elect two Class III directors.

2. To ratify the appointment of PricewaterhouseCoopers LLP as its independent auditors.

3. To transact any further business that may properly come before the annual meeting or any adjournment.

The board of directors has fixed the close of business on May 20, 2005, as the record date for the determination of Centra stockholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment of the annual meeting. Only stockholders of record on such date are entitled to receive notice of, and to vote at, the annual meeting or any adjournment.

By Order of the board of directors,

Michelle M. Caggiano

Chief Financial Officer, Treasurer and Secretary

Lexington, Massachusetts

June 24, 2005

YOUR VOTE IS IMPORTANT Please sign and return the enclosed proxy, whether or not you plan to attend the meeting.

CENTRA SOFTWARE, INC.

430 Bedford Street

Lexington, Massachusetts 02420

(781) 861-7000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

July 14, 2005

This proxy statement relates to the annual meeting of stockholders of Centra Software, Inc. We are mailing the proxy statement and the enclosed form of proxy to stockholders on or about June 24, 2005. The board of directors is soliciting proxies to be used at the annual meeting and any adjournments of the meeting. The annual meeting will be held at the offices of the Company, 430 Bedford Street, Lexington, Massachusetts 02420 on Thursday, July 14, 2005, beginning at 10:00 a.m. local time.

When proxies are returned properly executed, the persons named in the proxies will vote the shares represented in accordance with the stockholders’ directions. We encourage stockholders to vote on each matter to be considered. However, if a stockholder has specified no choice in a properly executed proxy, the persons named as proxies will vote the shares as recommended by management.

A stockholder of record may revoke his or her proxy at any time before it has been exercised by:

•	providing us with a later dated proxy;

•	notifying Centra’s Secretary in writing at the following address: Centra Software, Inc., 430 Bedford Street, Lexington, Massachusetts 02420, Attn: Secretary; or

•	attending the annual meeting and voting in person.

We have fixed the close of business on May 20, 2005 as the record date for the annual meeting and any adjournment of the annual meeting. Only stockholders of record on the record date are entitled to receive notice of, and to vote at, the annual meeting or any adjournment. At the close of business on the record date, there were issued and outstanding 27,891,564 shares of common stock, each of which is entitled to cast one vote.

QUORUM AND TABULATION OF VOTES

The Company’s by-laws provide that a quorum for the annual meeting will be a majority-in-interest of the shares of common stock issued and outstanding and entitled to vote at the annual meeting. We will treat shares of common stock represented by a properly executed and returned proxy as present at the annual meeting for the purpose of determining a quorum. In general, votes withheld from any nominee for election as a director, abstentions and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A “broker non-vote” occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of the other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. At our annual meeting, we believe that brokers and other nominees generally will have discretionary authority to vote on Proposal No. 1 to elect directors and Proposal No. 2 to ratify the selection of our independent auditors.

A plurality of the votes properly cast at the annual meeting will elect each director. Abstentions and votes withheld from director-nominees will not be included in calculating the number of votes cast and accordingly will not affect the outcome of the vote.

The persons named in the proxies will vote the shares FOR election of each nominee as a director if no specification is made.

Appointment of our independent auditors is not required to be submitted to a vote of our stockholders for ratification. However, the Audit Committee has recommended that the board of directors submit this matter to the stockholders as a matter of good corporate practice, which the board of directors is doing. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

We know of no other matter to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies we receive will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.

American Stock Transfer & Trust Company, the Company’s transfer agent, will tabulate votes for the annual meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

Centra’s board of directors is divided into three classes. Each of the directors serves a three-year term with one class of directors being elected by our stockholders at each annual meeting.

At the annual meeting, two Class III directors will be elected to serve until the 2008 annual meeting and until such directors’ successors are duly elected and qualified, or until their earlier death, resignation, removal or disqualification. The board of directors has nominated Leon Navickas and Robert E. Hult for election as Class III directors. Each of the nominees has agreed to serve if elected, and we have no reason to believe that they will be unable to serve. In the event that either nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee as is then designated by the board of directors.

A quorum being present, the affirmative vote of a plurality of the shares present in person or represented by proxy is necessary to elect our nominees as Class III directors.

The board of directors recommends that you vote FOR the election of Leon Navickas and Robert E. Hult as Class III directors.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the board of directors has selected PricewaterhouseCoopers LLP to act as independent auditors to audit the Company’s financial statements for the year ended December 31, 2005. Representatives of the firm of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Audit Committee and the board of directors recommend that you vote FOR this proposal to ratify the selection of PricewaterhouseCoopers LLP as Centra’s independent auditors for 2005.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning each of the Company’s current directors and executive officers:

Name	Age	Position
Leon Navickas	48	Chairman of the Board of Directors and Chief Executive Officer
Michelle M. Caggiano	44	Chief Financial Officer, Treasurer and Secretary
Richard D. Cramer	42	Senior Vice President of Worldwide Sales and Marketing
John J. Walsh, Jr.	40	Senior Vice President of Products and Operations
Martin V. Deise	44	Senior Vice President of Professional Services
Robert E. Hult (1)(2)	58	Director
Leonard M. Kawell, Jr. (2)(3)	49	Director
Douglas M. Ferguson (1)(2)(3)	47	Director
Ronald R. Benanto (1)	56	Director
Evan C. Marwell	40	Designee for election as director after annual meeting

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Leon Navickas founded Centra and has served as Chairman of the Board since April 1995 and as Chief Executive Officer since May 2, 2005. From April 1995 to July 2003, Mr. Navickas served as our Chief Executive Officer and from April 1995 to January 1999, he served as our President. From July 2003 to September 2004, Mr. Navickas served as our Chief Strategy Officer. Mr. Navickas also serves on the board of trustees of the Massachusetts Software Council, a public policy organization that represents the interests of Massachusetts software companies.

Michelle M. Caggiano has served as our Chief Financial Officer, Secretary and Treasurer since April 1, 2005. From August 2004 to April 2005, Ms. Caggiano served as our Vice President of Finance and from November 1999 to August 2004 Ms. Caggiano served as our Director of Finance.

Richard D. Cramer has served as our Senior Vice President of Worldwide Sales and Marketing since December 2004 and from December 2003 to December 2004, he served as our Senior Vice President of Worldwide Sales. From June 2001 to July 2003, Mr. Cramer served as President and Chief Executive Officer of Veridiem, Inc. From January 1999 to May 2001, Mr. Cramer was a consultant to software companies. Mr. Cramer is a member of the board of directors of Omtool Ltd., a public company that produces software solutions for document exchange.

John J. Walsh, Jr. has served as our Senior Vice President of Products and Operations since November 2004. From November 2003 to November 2004, he served as our Senior Vice President of Engineering and Operations and from April 2002 to November 2003, he served as our Vice President of Product Development. From June 2000 to April 2002, Mr. Walsh served as the Chief Operating Officer of InformTV, a provider of interactive applications and services for the digital cable market, and from November 1998 to June 2000, he served as Vice President of Business Development for Avid Sports.

Martin V. Deise has served as our Senior Vice President of Professional Services since October 2004. From April 2002 to October 2004, Mr. Deise served as a partner for Alexander Consulting, a professional services firm specializing in operational effectiveness solutions. From March 2001 to March 2002, Mr. Deise served as Senior Vice President, Solutions, for Novell, Inc., an Internet and networking software and services company. From

May 2000 to March 2001, Mr. Deise served as Senior Vice President of Strategy and Services for Cambridge Technology Partners, a consulting and integration services company. Prior to May 2000, Mr. Deise served as Global Program Director, E-business, for PricewaterhouseCoopers LLP.

Robert E. Hult has served as a director since January 2001. Since February 2004, Mr. Hult has served as Senior Vice President Finance and Chief Financial Officer of Mercury Computer Systems, Inc., a provider of embedded, real-time digital signal and image processing computer systems. From March 1998 to September 2003, Mr. Hult served as the Senior Vice President Finance and Operations, Chief Financial Officer and Treasurer of NMS Communications, Inc., a provider of systems and platform building blocks for voice, video and data communication services on wireless and wireline networks.

Leonard M. Kawell, Jr. joined our board of directors in April 2003. Since March 2002, Mr. Kawell has been the Chief Executive Officer and a director of Pepper Computer, Inc., a developer of software for mobile wi-fi devices. From September 2000 to February 2001, Mr. Kawell was the Manager of e-Book Development at Adobe. From March 1998 to September 2000, Mr. Kawell served as the President and a director of Glassbook, Inc., a developer of software for electronic books. Glassbook was acquired by Adobe in September 2000.

Douglas M. Ferguson joined our board of directors in April 2003. For the past five years, Mr. Ferguson has been leading and directing strategic and operational management effectiveness for clients in the high-tech, healthcare and manufacturing industries. Since March 2005, he has served as the executive director of Gunnison Partners, a technology strategy management services firm. From April 2003 to February 2005, Mr. Ferguson was a partner at Innovation Management Inc., a member of the Monitor Group. From March 2000 to June 2001, Mr. Ferguson held executive positions at Cambridge Technology Partners, most recently as Vice President of Demand Generation. From February 1995 to February 2000, Mr. Ferguson held executive positions at Nextera Enterprises, most recently as Vice President of eBusiness Strategic Services. He is currently a trustee of the Yale-China Association.

Ronald R. Benanto joined our board of directors in April 2003. Since April 2004, Mr. Benanto has been the Chief Financial Officer of Lumigent, Inc., a data audit software company. From July 1999 to June 2002, Mr. Benanto served as the Vice President of Finance and Chief Financial Officer of Newsedge Corporation, a provider of global news and electronic content solutions to business users and destination Web sites that was acquired by The Thomson Corporation in September 2001.

Evan C. Marwell will join our board of directors after the annual meeting on July 14, 2005. Since 2003, Mr. Marwell has served as a Partner and Managing Director of Criterion Capital Management, LLC. Criterion Capital Management, LLC filed a statement on Schedule 13D with the SEC, most recently amended on June 3, 2005, disclosing an aggregate beneficial ownership of 1,736,900 shares of the common stock of the Company, or 6.3%. From 1999 to 2002, he served as the President and Chief Executive Officer of Quixi, Inc., a CRM software and services company, and from 1992 to 2001, he served as the President of INFONXX, a global provider of directory assistance services to wireless carriers and Fortune 500 corporations, which he founded. From 1987 to 1990, he was a Management Consultant at Corporate Decisions Inc. (now Mercer Consulting).

The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. We currently have five directors. The current terms of our two Class III directors, Messrs. Navickas and Hult, will expire at the annual meeting to be held on July 14, 2005. The current term of Messrs. Kawell and Ferguson, our Class I directors, will expire at the annual meeting to be held in 2006. The current term of Mr. Benanto, Centra’s Class II director, will expire at the annual meeting to be held in 2007. Paul Gudonis, the other Class II director, resigned from the board of directors in April 2005. Our by-laws provide that any vacancies will be filled by the board of directors. As part of the agreement with Criterion, the board of directors will appoint Mr. Marwell to fill the vacancy immediately after the upcoming annual meeting. See “Agreement with Criterion” below.

Executive officers are appointed annually by the board of directors and serve at the discretion of the board of directors or until their respective successors have been duly elected and qualified. There are no family relationships among our directors and executive officers.

Independence, Committees and Meetings of the Board

The board of directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the committees has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The board of directors has determined that each member of each committee meets the applicable laws and regulations, including those of the Nasdaq Stock Market, regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. The board of directors also has determined that Mr. Hult, an independent director who serves as the Chair of the board’s Audit Committee, is an “audit committee financial expert” as such term is defined in applicable regulations of the Securities and Exchange Commission. The following directors qualify as independent as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers listing standards: Messrs. Benanto, Ferguson, Hult and Kawell. We also expect that Mr. Marwell will qualify as an independent director under this standard.

During the fiscal year ended December 31, 2004, the board of directors met seven times and acted three times by unanimous written consent. No current director attended fewer than 75% of the total number of meetings held by the board of directors or committees of the board of directors on which he served. It is the Company’s policy to encourage our directors to attend the annual meeting of shareholders. All of our then sitting directors attended the annual meeting of shareholders held on May 27, 2004.

Audit Committee

Centra’s Audit Committee currently consists of Messrs. Hult, Benanto and Ferguson. The board has determined that each of the members of the Audit Committee is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The committee assists the board in overseeing the integrity of our financial statements; our internal accounting procedures; our compliance with legal and regulatory requirements; our independent auditors’ qualifications and independence; and the performance of our independent auditors. The committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditors. Our Audit Committee has established procedures for employees to communicate with the committee regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls and auditing matters. The Audit Committee also has the responsibilities and authority described in its written charter. The Audit Committee charter was attached as Appendix A to our proxy statement for our 2004 annual meeting and is available on our Web site at http://www.centra.com. The composition and responsibilities of the Audit Committee are governed by applicable provisions of the Sarbanes-Oxley Act of 2002. The Audit Committee met eight times and acted twice by unanimous written consent in 2004.

Audit Committee Financial Expert

The board of directors has determined that all Audit Committee members are financially literate under the current listing standards of Nasdaq. The board has determined that each of Robert Hult and Ronald Benanto qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee reviews and recommends to the board of directors the compensation and benefits of our officers, including administering and granting options and other stock-based awards under our stock incentive plans. The Compensation Committee also establishes and reviews general policies relating to the compensation and benefits of our employees. Members of the Compensation Committee are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Compensation Committee consists of Messrs. Kawell, Ferguson and Hult and met eight times and acted six times by unanimous written consent. The Compensation Committee acts under a delegation of authority by the board of directors. It does not have a written charter. After considering whether to adopt a written charter for the Compensation Committee, the board determined that at this time the adoption of a written charter would not be likely to materially assist or affect the Compensation Committee’s effectiveness. The board intends to review on an ongoing basis whether adopting a written charter for the Compensation Committee would be advisable.

Nominating and Corporate Governance Committee

The purpose of the Nominating and Corporate Governance Committee is to evaluate and recommend candidates for election as directors, make recommendations concerning the size and composition of the board of directors, develop and implement our corporate governance policies, develop specific criteria for director independence, and assess the effectiveness of the board of directors. The board of directors has adopted a charter for the Committee, which is available at http://www.centra/investorrelations.com. In evaluating the qualifications of any candidate for director, the Committee will consider, among other factors, the candidate’s depth of business experience, intelligence, quality of judgment, integrity, familiarity with the software industry, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of the board, and willingness and ability to serve. The Committee also considers the degree to which the candidate’s skills, experience and background complement or duplicate those of our existing directors. Among the qualities or skills that the Committee believes to be necessary for one or more members of the board to possess are familiarity with the segments of the enterprise software business in which we compete and substantial experience with the financial reporting process for public companies. In the case of incumbent directors whose terms are set to expire, the Committee will also give consideration to each director’s prior contributions to the board. In evaluating candidates, the Committee prefers to retain the flexibility to consider each candidate’s overall qualifications and the mix of abilities among all directors rather than to specify minimum qualifications that each candidate must possess. In selecting candidates to recommend for nomination as a director, the Committee abides by our company-wide non-discrimination policy.

The Committee will regularly assess the size of the board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the board. Candidates may come to the attention of the Committee from current board members, shareholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation. The Committee was formed in December 2003 and consists of Messrs. Ferguson and Kawell, each of whom are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Committee did not meet in 2004. Our board of directors does not have a formal process for identifying nominees for directors. Moreover, we did not pay fees to any third party to assist in the process of identifying or evaluating director candidates.

The Committee will consider shareholder recommendations of candidates proposed in good faith when the recommendations are properly submitted. The Committee will use the same process to evaluate candidates regardless of whether the candidates were recommended by stockholders, directors, management or others. Any shareholder recommendations that are submitted under the criteria summarized above should include the candidate’s name and qualifications for board membership and should submit their recommendation and materials to:

Michelle M. Caggiano, Secretary

Centra Software, Inc.

430 Bedford Street

Lexington, MA 02420

setting forth the candidate’s name, age, business address, residence address, principal occupation or employment and the number of shares beneficially owned by the candidate as well as any other information about the candidate, his or her work experience, his or her qualifications for director, and his or her references as will enable the Committee to evaluate the candidate properly. We suggest that stockholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement so as to provide the Committee an adequate opportunity to complete a thorough evaluation of the candidacy, including conducting personal interviews as may be deemed desirable. We remind stockholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors.

Pursuant to our by-laws, for purposes of potential nominees to be considered for the 2006 annual shareholders’ meeting, our Secretary must receive this information not less than sixty days nor more than ninety days prior to the date of our annual meeting. If we hold the 2006 annual meeting on July 14, 2006, we must receive notice not earlier than April 15, 2006 and not later than May 15, 2006. However, if we hold our 2006 annual meeting before July 14, 2006 and if we give less than seventy days’ notice of the date of the annual meeting, notice by a stockholder must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the annual meeting was mailed or the day on which public disclosure was made of the date of the annual meeting. In addition, the notice must include the nominating shareholder’s name, address and the number of shares beneficially owned (and the time they have been held).

Shareholder Communication with the Board

Our board has established the following process for stockholders to communicate with the board, and this process has been approved unanimously by our independent directors. Shareholders may communicate with the board of directors, including the non-management directors, by sending a letter to our board of directors, c/o Secretary, Centra Software, Inc., 430 Bedford Street, Lexington, MA 02420, for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders corresponding through this means should include with the correspondence evidence, such as documentation from the brokerage firm, that the sender is a current stockholder. Our Secretary will direct the correspondence to the Chair of the board or the appropriate committee or specific director, as applicable.

Agreement with Criterion

On October 12, 2004, Criterion Capital Management, LLC, Criterion Institutional Partners, LP, Criterion Capital Partners, LP, Criterion Capital Partners, Ltd., Christopher H. Lord and Evan C. Marwell (the “Criterion Parties”) filed a joint statement on Schedule 13D reflecting beneficial ownership of the common stock of the Company in excess of 5%. By letter dated January 28, 2005 addressed to the nominating and governance committee of the Company, Mr. Marwell expressed an interest in joining the Company’s board of directors. By letters dated April 1 and April 13, 2005, pursuant to Section 220 of the Delaware General Corporation Law, the Criterion Parties requested, among other things, copies of the Company’s record or list of stockholders for the purpose of communicating with other stockholders of the Company on matters relating to their interests as stockholders, including, but not limited to, the composition of the board of directors, the potential removal of existing directors and election of directors to be nominated by the Criterion Parties. The Company furnished the Criterion Parties certain of the materials requested on April 1 and April 13, 2005. By letter dated May 20, 2005, the Criterion Parties notified the Company of their intention to nominate Mr. Marwell and Mr. Anthony Swei for election as directors at the upcoming annual meeting and to solicit proxies in support of the election for their director nominees.

The board of directors determined that it was in the best interest of the Company and its stockholders to avoid the expense and distraction associated with a proxy contest and engaged in negotiation with Criterion, which resulted in an agreement dated June 2, 2005 under which the board of directors agreed to appoint Mr. Marwell as a Class II director immediately following the upcoming annual meeting to fill the vacancy created by Mr. Gudonis’ resignation. Mr. Marwell will be considered for appointment to the board’s standing committees at that time. The Criterion Parties (and Mr. Swei) agreed, among other things, to cease all solicitation activities in support of the election of Messrs. Marwell and Swei, to vote all shares of common stock beneficially owned by it in favor of Messrs. Navickas and Hult, to withdraw their requests for information pursuant to Section 220 of the

Delaware Corporation General Law and to not solicit proxies in opposition to the Company until the first anniversary of the 2005 annual meeting of stockholders.

A copy of the agreement with Criterion was filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed with the SEC on June 8, 2005.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

Director Compensation

Each non-employee director receives $7,500 per quarter. In addition, we reimburse directors for out-of-pocket expenses incurred in attending board of director and committee meetings.

Each director who is not one of our employees is eligible to receive option grants and other stock-based awards under our 1999 Director Plan. The 1999 Director Plan permits discretionary grants to non-employee directors. All option grants under the 1999 Director Plan are priced at the market price of our common stock at the time of grant. In 2004, Messrs. Hult, Benanto, Ferguson and Kawell, each of whom are non-employee directors, received an option to purchase 5,000 shares of our common stock at a purchase price of $1.47 per share.

Executive Compensation

Summary of Cash and Other Compensation.    The following table provides certain summary information concerning the cash and other compensation earned by our Chief Executive Officer and each of our five other most highly compensated executive officers during 2004, for services rendered in all capacities to us during the years ended December 31, 2004, 2003 and 2002.

Summary Compensation Table

	Annual Compensation (1)					Long Term Compensation
Name and Principal Position	Year	Salary($)		Bonus($)		Securities Underlying Options(#)	All Other Compensation($)(2)
Paul R. Gudonis (3) Former President and Chief Executive Officer	2004 2003	$ $	300,000 127,208	$ $	142,500 55,000	— 1,000,000	$ $	379 158
Leon Navickas (4) Chairman of the Board of Directors, Chief Executive Officer and Former Chief Strategy Officer	2004 2003 2002	$ $ $	142,500 290,833 175,000	$ $ $	59,500 131,667 131,750	— 160,000 130,000	$ $	270 360 —
Stephen A. Johnson Former Chief Financial Officer, Treasurer and Secretary	2004 2003 2002	$ $ $	217,500 190,000 166,250	$ $ $	104,500 90,000 57,250	95,000 60,000 130,000	$ $	379 360 —
John J. Walsh, Jr. (5) Senior Vice President of Products and Operations	2004 2003 2002	$ $ $	199,167 190,000 117,917	$ $ $	95,000 90,000 52,500	135,000 60,000 200,000	$ $	379 360 —
Richard D. Cramer (6) Senior Vice President of Worldwide Sales and Marketing	2004 2003	$ $	180,000 11,654	$ $	213,752 12,083	75,000 250,000	$ $	341 30
James L. Freeze (7) Former Senior Vice President and Chief Marketing Officer	2004 2003	$ $	190,000 15,833	$ $	84,500 6,667	75,000 250,000	$ $	360 30

(1)	Other annual compensation in the form of perquisites and other personal benefits has been omitted as the aggregate amount of those perquisites and other personal benefits was less than $50,000 and constituted less than 10 percent of the executive officers’ total annual salary and bonus.
(2)	Represents life insurance premiums.
(3)	Mr. Gudonis resigned as President and Chief Executive Officer effective April 29, 2005. Mr. Gudonis joined us in July 2003 and, therefore, received compensation for only a portion of that year.
(4)	Mr. Navickas was appointed Chief Executive Officer effective May 2, 2005. Previously, Mr. Navickas served as our Chief Executive Officer from April 1995 until July 2003 and as our Chief Strategy Officer from July 2003 until September 2004 and, therefore, only received compensation for a portion of 2004. See description of new severance agreement with Mr. Navickas below.
(5)	Mr. Walsh joined us in April 2002 and, therefore, received compensation for only a portion of that year.
(6)	Mr. Cramer joined us in December 2003 and, therefore, received compensation for only a portion of that year.
(7)	Mr. Freeze joined us in December 2003 and, therefore, received compensation for only a portion of that year.

Option Grants in Last Fiscal Year.    The following table contains information concerning stock option grants made during 2004 under the 1995 Stock Option Plan and the 1999 Stock Incentive Plan to each person named in the summary compensation table.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Option Granted(#)		% of Total Options Granted to Employees in Fiscal Year(5)	Exercise Price ($/Share)(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
Name						5%($)	10%($)
Stephen A. Johnson	95,000	(3)	5.3%	$3.63	4/1/2014	$216,874	$549,602
John J. Walsh	60,000	(3)	3.3%	3.63	4/1/2014	136,973	347,117
John J. Walsh	75,000	(4)	4.2%	1.47	8/31/2014	69,336	175,710
Richard D. Cramer	75,000	(4)	4.2%	1.47	8/31/2014	69,336	175,710
James L. Freeze	75,000	(4)	4.2%	1.47	8/31/2014	69,336	175,710

(1)	All options were granted at exercise prices that were not less than fair market value at the time of grant, which was determined by the board of directors to be the last sale price of the common stock on the date of grant as reported by the Nasdaq National Market.
(2)	Amounts reported in these columns represent hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation of the common stock over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not represent our estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of such exercises and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the officers. This table does not take into account any appreciation in price of the common stock from the date of grant to the current date. The values shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise.
(3)	Option vests in equal installments of 6.25%, starting on 5/1/04 and on the first day of each calendar quarter thereafter until 2/1/08.
(4)	Option vests as to 50% on 8/31/05 and thereafter in equal installments of 12.5% on each calendar quarter thereafter starting on 11/30/05 until 8/31/06.
(5)	In 2004, we granted options to purchase an aggregate of 1,799,450 shares of common stock to our employees under our 1995 Stock Option Plan and our 1999 Stock Incentive Plan.

Option Exercises and Fiscal Year-End Option Values.    The following table sets forth certain information regarding stock options held as of December 31, 2004 by each of the executive officers named in the summary compensation table.

Aggregated Options Exercises in the Last Fiscal Year and FY-End Option Values

	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Paul R. Gudonis	312,500	687,500	$—	$—
Leon Navickas	838,750	151,250	115,275	118,125
Stephen A. Johnson	255,687	165,313	70,650	60,750
John J. Walsh	162,500	232,500	94,275	140,175
Richard D. Cramer	62,500	262,500	—	62,250
James L. Freeze	62,500	—	—	—

(1)	Calculated on the basis of the last sale price of our common stock on December 31, 2004 as reported by the Nasdaq National Market ($2.34 per share), less the applicable option exercise price. Amounts disclosed in these columns do not necessarily reflect amounts received by the officers but are calculated based on the difference between the fair market value of the common stock on December 31, 2004 and the exercise price of the options. Officers will receive cash only if and when they sell the common stock issued upon exercise of the options, and the amount of cash received by such individuals is dependent on the price of the common stock at the time of such sale.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors, and persons who own more than 10% of a registered class of our equity securities (our common stock) to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed by persons required to file such reports pursuant to Section 16(a) of the Exchange Act, we believe that all filings required to be made by such reporting persons were timely made in accordance with the requirements of the Exchange Act, except that on July 15, 2004, Mr. Walsh filed a Form 4 reporting the grant of an option to purchase 60,000 shares of common stock on April 1, 2004 and on July 15, 2004, Mr. Johnson filed a Form 4 reporting the grant of an option to purchase 95,000 shares of common stock on April 1, 2004.

Severance and Other Agreements

Severance Agreements

We have entered into severance agreements with certain of our current officers, Messrs. Walsh, Cramer, Deise, Navickas and Ms. Caggiano, and with former officers Messrs. Johnson and Gudonis.

The severance agreements with Messrs. Walsh and Cramer provide that if they are terminated upon or after a change of control or they voluntarily terminate their employment with us upon or after a change of control, they will receive severance compensation equal to their annual target bonus for the year in which termination occurs, base salary for such year, and benefits for one year. If their employment is terminated other than for cause, death or in connection with a change of control, we will pay severance compensation in an amount equal to 50% of the severance compensation described.

The severance agreement with Mr. Deise provides that if he is terminated, he will receive severance compensation equal to fifty percent (50%) of his annual target bonus for the year in which termination occurs, fifty percent (50%) of his base salary for such year and benefits for six months. If he is terminated upon or after a change of control or voluntarily terminates his employment with us upon or after a change of control, he will receive his severance compensation described above and will also receive one additional month of severance compensation for each month of his employment with us up to a maximum of one year’s severance compensation.

The severance agreement with Ms. Caggiano provides that if she is terminated upon or after a change of control or if she voluntarily terminates her employment with us upon or after a change of control, provided she gives ninety days’ prior notice, then she will receive severance compensation equal to her annual target bonus for the year in which termination occurs, base salary for such year, and benefits for one year. If her employment is terminated other than for cause, death or in connection with a change of control or we hire another individual for the position of chief financial officer, we will pay severance compensation in an amount equal to 50% of the severance compensation described above.

The severance agreement with Mr. Navickas, dated June 14, 2005, provides that if (i) he is terminated other than for cause or upon his death or (ii) he resigns after a new chief executive officer begins employment with the Company or after a change of control occurs he is requested to remain as chief executive officer for a period of not more than three months, he will receive severance compensation equal to the remaining severance payments due under his employment agreement with the Company dated July 1, 2003 equal to a total of $187,500 plus $75,000 for each month (any fraction of a month worked will be pro rated) he serves as chief executive officer of the Company. The maximum severance compensation Mr. Navickas will be entitled to receive will be $900,000.

The severance agreement with Mr. Johnson provides that if his employment is terminated by the Company without cause, or upon a change of control or if he voluntarily terminates his employment upon notice prior to June 30, 2005, then Mr. Johnson will be paid severance compensation for one full year. His severance will equal the greater of his annual target bonus for the fiscal year in which termination or change of control occurs plus his base salary and benefits for such fiscal year or the highest annual target bonus paid to him for any of the three fiscal years ended prior to the termination date or change of control plus the highest base salary paid to him for any of the three fiscal years ended prior to the termination date or change of control. Mr. Johnson notified us on February 15, 2005 of his voluntary termination effective May 15, 2005.

The severance agreement with Mr. Gudonis provides that if his employment is terminated by the Company without cause or for good reason (as defined in his severance agreement), then Mr. Gudonis will be paid severance compensation for one full year equal to his annual target bonus for the year in which termination occurs, base salary for such year and benefits for one year. Mr. Gudonis resigned effective April 29, 2005.

The severance agreements with the executive officers also provide that upon a change of control or the termination of an executive officer other than for cause or upon death, any of the officers’ unvested options will immediately vest. See “Change of Control Provisions”.

Change of Control Provisions

A “change of control” means:

•	any merger or consolidation which results in the voting shares outstanding immediately prior to the merger or consolidation, representing immediately after the merger or consolidation, less than 50% of the voting power of the surviving entity;

•	a sale of all or substantially all of our assets or issued and outstanding stock; or

•	a change, without the approval of the board of directors, of a majority of the board of directors.

The options granted to our board of directors will vest and become immediately exercisable upon a change of control.

The Compensation Committee of the board of directors, in administering the 1995 Stock Option Plan, the 1999 Stock Incentive Plan and the 1999 Director Plan, can also provide for accelerated vesting of options held by any of our executive officers or directors in connection with a change of control as defined in such plans. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change of control.

These change of control provisions apply to previous grants of restricted stock and options and to any future grants of restricted stock and options.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current employee of the Company or a party to any other relationship of a character required to be disclosed pursuant to Item 402(j) of Regulation S-K.

Compensation Committee Report on Executive Compensation

This report has been furnished by the Compensation Committee. The current members of the Compensation Committee are Messrs. Kawell, Ferguson and Hult. The Compensation Committee meets at least annually or more frequently if requested by the board of directors. The Compensation Committee is primarily responsible for the review of executive compensation, which includes base salary, cash bonus, profit sharing and stock option awards.

Compensation Policies.    Centra believes that it is critical to its continued success to attract and retain highly qualified executive officers who will play a vital role in the Company’s future achievements. To this end, Centra has established its compensation policy to reward executives based upon corporate, departmental and individual performance, which is measured against the internal goals set for each area. Centra also understands the need to provide long-term incentives to its executive officers to achieve future financial and strategic goals, which include Centra’s growth, enhancement of Centra’s profitability and thus shareholder value. Centra believes that its total compensation is sufficiently competitive to retain and, if necessary, attract executive officers capable of leading Centra in accomplishing its business goals.

Executive compensation for fiscal 2004 consisted of a base salary, performance bonus and equity-based, long-term incentive compensation in the form of incentive and/or non-statutory stock options. Since options granted under the 1995 Stock Option Plan and the 1999 Stock Incentive Plan generally vest over a two- to four-year period, option awards encourage the holders to improve shareholder value of Centra by increasing Centra’s revenue, growth and profitability.

Base Salaries of Executive Officers and Chief Executive Officer Compensation.    The salary of each executive officer is established annually by evaluating the requirements of the position, the contribution of the individual executive with respect to Centra’s performance and the executive’s responsibility, technical experience and future potential. Base salaries of the executive officers are generally reviewed annually in January to reflect comparable executive salaries for comparably-sized companies and to maintain the objectives of the compensation policies noted above. In determining base salaries, the Compensation Committee relies upon independent surveys of companies in the industry to determine whether Centra’s executive compensation is in a competitive range for executives within Centra’s industry. Mr. Gudonis joined the Company in July 2003. The total base salary paid to Paul R. Gudonis, Centra’s President and Chief Executive Officer, was $300,000 for fiscal 2004. The bonus paid to Mr. Gudonis for fiscal 2004 was $142,500, $83,250 of which was paid to Mr. Gudonis in the form of shares of Centra Common Stock in lieu of cash. Mr. Gudonis’ fiscal 2004 compensation was based on the financial performance of Centra in 2004 as well as execution against Centra’s 2004 business plan. For a complete summary of executive compensation for 2004, see “Summary Compensation Table”, above.

Long-Term Incentive Compensation.    One of Centra’s goals is the enhancement of shareholder value. The principal incentive tool used to achieve this goal is the periodic award to key employees of options to purchase common stock. Centra’s stock option plans are long-term plans designed to link executive rewards to shareholder value over time. Stock options granted typically have a term of 10 years and vest in 16 quarterly installments over a period of four years from the date of grant. In fiscal 2004, Centra granted long-term incentive compensation in the form of incentive and nonstatutory stock options under the 1995 Stock Option Plan and the 1999 Stock Incentive Plan to Centra’s executive officers. These grants included options granted to Messrs. Johnson and Walsh to purchase 95,000 and 60,000 shares, respectively, at the then current market price of $3.63 per share and options granted to Messrs. Walsh, Cramer and Freeze to purchase 75,000 shares each of common stock at the then current market price of $1.47 per share. See “Option Grants in Last Fiscal Year” above.

Submitted by the Compensation Committee

Robert E. Hult

Leonard M. Kawell, Jr.

Douglas M. Ferguson

AUDIT COMMITTEE REPORT

The Audit Committee consists of three independent directors—Messrs. Hult, Ferguson and Benanto. The current members of the Audit Committee are “independent” of Centra and its management, as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.’s listing standards.

The primary purposes of the Audit Committee are to provide general oversight of the Company’s internal accounting and financial reporting processes and the audits of the Company’s financial statements, and to assist the board of directors in overseeing the integrity of our financial statements, our internal accounting procedures, our compliance with legal and regulatory requirements, our independent auditors’ qualifications and independence, and the performance of our independent auditors. The Committee is directly responsible for appointing, compensating, evaluating and, when necessary, terminating our independent auditors. Management has the primary responsibility for Centra’s financial statements and the reporting process, including the systems of internal controls. Centra’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the Audit Committee discussed with PricewaterhouseCoopers LLP (“PwC”) Centra’s independent auditors for 2004, the overall scope and plans for PwC’s audit of Centra’s financial statements for 2004. The Audit Committee met with PwC, with and without management present, to discuss the results of PwC’s examinations, PwC’s evaluations of Centra, its internal controls, and the overall quality of Centra’s financial reporting. The Audit Committee met eight times and acted twice by unanimous written consent in 2004.

The Audit Committee reviewed Centra’s audited financial statements with management and PwC. The Audit Committee discussed with PwC the matters required to be discussed by Statement of Auditing Standards No. 61, including a discussion of PwC’s judgments as to the quality, not just the acceptability, of Centra’s accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee received from PwC the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed these documents with PwC as well as other matters related to PwC’s independence from Centra and its management.

Based on the reviews and discussions referred to above and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the board of directors, and the board of directors approved, that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

Submitted by the Audit Committee

Robert E. Hult

Douglas M. Ferguson

Ronald R. Benanto

PERFORMANCE GRAPH

Set forth below is a line graph comparing the quarterly percentage change in the cumulative total shareholder return on Centra’s common stock, based on the market price of Centra’s common stock with the total shareholder return of companies included within the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc., for the period commencing February 3, 2000 and ending December 31, 2004. The calculation of total cumulative shareholder return assumes a $100 investment in Centra’s common stock, the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc. on February 3, 2000, the date of our initial public offering, and further assumes the reinvestment of any dividends. We paid no cash dividends in the periods shown.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on May 31, 2005, there were issued and outstanding 27,891,877 shares of common stock. The closing price of Centra’s common stock on May 31, 2005, as reported by the Nasdaq Stock Market, was $1.72 per share.

Principal Stockholders

The following table sets forth information about the beneficial ownership of our outstanding common stock on May 31, 2005 by: (i) each person or entity known by the Company to beneficially own more than five percent of our common stock; (ii) each of the executive officers; (iii) each of Centra’s directors; and (iv) all of the Company’s executive officers and directors as a group.

	Number of Shares Beneficially Owned(2)			Percentage of Outstanding Shares Beneficially Owned
Name and Address(1)	Outstanding Shares	Right to Acquire(3)	Total Number
Leon Navickas(4)	1,585,000	902,500	2,487,500	8.6
Criterion Capital Management, LLC and Christopher H. Lord(5) One Maritime Plaza, Suite 1460 San Francisco, CA 94111	1,736,900	—	1,736,900	6.2
Bricoleur Capital Management LLC(6) 12230 El Camino Real, Suite 100 San Diego, CA 92130	1,715,984	—	1,715,984	6.2
Paul R. Gudonis(7)	62,692	375,000	437,692	1.5
Stephen A. Johnson(8)	112,829	296,937	409,766	1.5
John J. Walsh, Jr.(9)	16,241	225,000	241,241	0.9
Richard D. Cramer(10)	21,200	100,000	121,200	0.4
Robert E. Hult(11)	—	52,187	52,187	0.2
Leonard M. Kawell, Jr.(12)	—	27,500	27,500	0.1
Douglas M. Ferguson(13)	1,000	27,500	28,500	0.1
Ronald R. Benanto(14)	—	27,500	27,500	0.1
All executive officers and directors as a group (nine persons)(15)	1,623,441	1,419,837	3,043,278	10.4

(1)	The address of each officer and director listed is in care of Centra Software, Inc., 430 Bedford Street, Lexington, Massachusetts 02420.
(2)	In accordance with SEC rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power and any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after May 31, 2005 through the exercise of any stock option. Except as noted, we believe that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. Percentage of beneficial ownership is based on 27,891,877 shares of common stock outstanding as of May 31, 2005.
(3)	All shares included under “Right to Acquire” represent shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(4)	Includes 53,000 shares held of record by Trustees of the Navickas Education Trust 1997 and 902,500 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(5)	The information is based on a Schedule 13D, last amended on June 3, 2005, filed by Criterion Capital Management, LLC (“Criterion”) and Mr. Lord with the Securities and Exchange Commission. Criterion is an investment advisor and Mr. Lord is the sole manager and controlling person of Criterion. Criterion and Mr. Lord expressly disclaim beneficial ownership of the securities identified. See “Agreement with Criterion” above.

(6)	The information is based on a Schedule 13G filed by Bricoleur Capital Management LLC (“Bricoleur”) with the Securities and Exchange Commission on February 14, 2005. The report states that Bricoleur has been granted the authority to dispose of and vote the reported securities as investment manager for certain accounts in which they are held. The report also states that each entity that owns an account has the right to receive or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the securities. Bricoleur expressly disclaims beneficial ownership of the securities.
(7)	Mr. Gudonis resigned from the Company in April 2005. Includes 375,000 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(8)	Mr. Johnson resigned from the Company effective May 2005. Includes 296,937 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(9)	Includes 225,000 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(10)	Includes 5,000 shares held in an irrevocable trust for the benefit of Mr. Cramer’s minor child. Consists of 100,000 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(11)	Includes 52,187 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(12)	Consists of 27,500 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(13)	Consists of 27,500 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(14)	Consists of 27,500 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table.
(15)	Includes 1,419,837 shares subject to outstanding stock options that are exercisable within 60 days of the date of this table. See Notes 4, 7-15

INDEPENDENT ACCOUNTANTS

The board of directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as the Company’s independent auditors for the fiscal year ending December 31, 2005.

On April 2, 2004, the board of directors, upon recommendation of the Audit Committee, dismissed KPMG LLP as the Company’s independent auditors. The dismissal occurred simultaneously with the engagement of PricewaterhouseCoopers LLP. During the period from January 1, 2002 through April 2, 2004, there was no disagreement with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for the periods ending December 31, 2002 and December 31, 2003. The reports of KPMG LLP on the Company’s financial statements for the periods ending December 31, 2002 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2002 through December 31, 2003, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended. During the period from July 11, 2002, the date of the Company’s initial engagement of KPMG LLP, through April 2, 2004, we did not consult with PricewaterhouseCoopers LLP regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or reportable event with KPMG LLP.

The following is a summary of the fees billed to us by KPMG for services rendered prior to its dismissal and fees billed by PricewaterhouseCoopers since its engagement for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

	Fiscal 2004 Fees	Fiscal 2003 Fees
Fee Category	PricewaterhouseCoopers	KPMG
Audit Fees	$486,000	$240,000
Audit-Related Fees	—	22,832
Tax Fees	—	—
All Other Fees	6,720	4,550

Total Fees	$492,720	$267,382

Audit fees:    Audit fees represent fees for professional services performed by the Company’s independent registered public accounting firm for the audit of our annual financial statements, internal control over financial reporting as of December 31, 2004 and the review of our quarterly financial statements as well as services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related fees:    Audit-related fees represent fees for assurance and related attestation services performed by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements.

Tax fees:    Tax fees represent fees billed for professional services performed by the Company’s independent registered public accounting firm with respect to corporate tax compliance, tax advice and tax planning.

All other fees:    All other fees represent fees billed for products and services provided by the Company’s independent registered public accounting firm other than those disclosed above. In 2004, these fees were for accounting services related to employee compensation expense.

The Audit Committee considered and determined that the provision of non-audit services provided by KPMG and PricewaterhouseCoopers is compatible with maintaining the auditors’ independence.

Pre-approval Policy of Audit Committee Required of Audit and other Services of Independent Auditor

At present, it is the practice of our audit committee to approve each engagement for audit or non-audit services before we engage our independent registered public accounting firm to provide those services. Also, our audit committee has established pre-approval policies and procedures in accordance with SEC regulations, describing the specific audit, audit-related, tax and all other services that have been pre-approved by the committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless our audit committee specifically provides for a different period. Our audit committee annually reviews the pre-approval policies and procedures and the services that may thus be provided by our independent registered public accounting firm, and will revise the list of pre-approved services from time to time based on subsequent determinations.

Our Audit Committee approves each engagement for audit-related and non-audit services before we engage PricewaterhouseCoopers to provide those services. None of the services provided by PricewaterhouseCoopers for 2004 was obtained in reliance on the waiver of the pre-approval requirement afforded in the Securities and Exchange Commission regulations.

SOLICITATION

We will pay all expenses incurred in connection with this solicitation of proxies for the annual meeting. We will reimburse brokers, banks and other nominees for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of common stock. In addition to the solicitation by mail, the board of directors, officers and certain employees may make special solicitation of proxies in certain instances, personally or by telephone. We expect that the expense of any such special solicitation will be nominal. At present, we do not expect to pay any compensation to any other person or firm in connection with the solicitation of proxies for the annual meeting.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the proxy materials related to our 2006 annual meeting of stockholders must be received by the Company at our executive offices no later than February 24, 2006. Stockholder proposals must also comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

In addition, the Company’s by-laws provide generally that a stockholder must give us written notice not less than sixty days and not more than ninety days prior to the scheduled annual meeting describing any proposal to be brought before such meeting, even if such item is not to be included in our proxy statement relating to such meeting. Such procedural requirements are fully set forth in Section 3 of our by-laws.

MISCELLANEOUS

The board of directors does not intend to present to the annual meeting any business other than the proposals listed herein, and the board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business should properly come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

AVAILABLE INFORMATION

Stockholders of record on May 20, 2005 will receive a copy of this proxy statement and our annual report to stockholders, which contains detailed financial information about Centra. The annual report to stockholders is not incorporated herein and is not deemed a part of this proxy statement. We will mail, without charge, a copy of our Annual Report on Form 10-K (excluding exhibits) to any stockholder solicited hereby who requests it in writing. Please submit any such written request to: Investor Relations, Centra Software, Inc., 430 Bedford Street, Lexington, MA 02420.

CENTRA SOFTWARE, INC.

430 Bedford Street

Lexington, Massachusetts 02420

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 14, 2005

THIS PROXY IS BEING SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby constitute(s) and appoint(s) Leon Navickas and Michelle M. Caggiano, and each of them acting singly, as proxies of the undersigned, each with full power to appoint his or her substitute, and authorizes each of them, and each substitute so appointed, to represent and vote all shares of Common Stock of Centra Software, Inc. (the “Company”) held of record by the undersigned at the close of business on May 20, 2005 at the Annual Meeting of Stockholders of the Company to be held on Thursday, July 14, 2005, at the offices of the Company, 430 Bedford Street, Lexington, Massachusetts 02420, beginning at 10:00 a.m. local time, and at any and all adjournments thereof. A stockholder wishing to vote in accordance with the recommendation of the board of directors need only sign and date this proxy and return it in the enclosed envelope.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please Detach and Mail in the Envelope Provided

A ☒	Please mark your votes as in this example.

UNLESS OTHERWISE SPECIFIED THIS PROXY WILL

BE VOTED “FOR” THE FOLLOWING ITEMS:

1.	(a) Election of	Nominees:	FOR	WITHHELD
	Class III directors.	Leon Navickas	☐	☐
		Robert E. Hult	☐	☐

FOR ALL NOMINEES EXCEPT AS NOTED BELOW:		FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Ratification of selection of PricewaterhouseCoopers LLP as independent auditors.	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

RECORD DATE SHARES  ___________________

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and of the Proxy Statement relating thereto, and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

HAS YOUR ADDRESS CHANGED?

DO YOU HAVE ANY COMMENTS?

Shareholder sign here                                                                      Co-owner sign here

Dated:  _____________, 2005

Please be sure to sign and date this proxy. Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, each person must sign. If the shareholder is a corporation, the signature should be that of an authorized officer who should state his or her title.